FILED, Tre Hargett, Tennessee Secretary of State, 2/22/2010 12:44:54 PM

State of Tennessee

Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

CHARTER
(For-Profit Corporation)

For Office Use Only

6659.0472

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1. The name of the corporation is: AMERICAN REALTY FUNDS CORPORATION
(**NOTE:** Pursuant to Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.)

2. The number of shares of stock the corporation is authorized to issue is: 1000000000

3. The name and complete address of the corporation's initial registered agent and office located in the State of Tennessee is:

INCORP SERVICES, INC.
(Name)

216 CENTERVIEW DRIVE SUITE 317 — BRENTWOOD — TN, 37027
(Street Address) — *(City)* — *(State/Zip Code)*

WILLIAMSON
(County)

4. List the name and complete address of each incorporator:

MICHAEL KAZEE — 1800 S. EUCLID, SUITE 3, BAY CITY, MI 48706
(Name) — *(Street Address, City, State and Zip Code)*

JOEL WILSON — 1800 S. EUCLID AVE., SUITE3, BAY CITY, MI 48706
(Name) — *(Street Address, City, State and Zip Code)*

5. The complete address of the corporation's principal office is:
1800 S. EUCLID AVE SUITE 3 — BAY CITY — MI, , 48706
(Street Address) — *(City)* — *(State/County/Zip Code)*

6. The corporation is for profit.

7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:
(Not to exceed 90 days.)
(Date and Time)

8. Other provisions:
100000000010 SHARES AUTHORIZED

02/22/2010
Signature Date

I Certify - Electronic Signature
Incorporator's Signature

MICHAEL KAZEE
Incorporator's Name